EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT


          AGREEMENT by and between WCB Holding Corp., a Delaware corporation (the "Company"), and James L. Broadhead (the "Executive"), dated as of July 30, 2000.

          WHEREAS, the Executive is currently serving as Chief Executive Officer of FPL Group, Inc., a Florida corporation ("FPL") and is a party to an employment agreement with FPL dated as of December 13, 1993 (the "1993 Agreement") and another employment agreement with FPL as amended and restated as of May 10, 1999 (the "1999 Agreement" and, collectively with the 1993 Agreement, the "Employment Agreements"); and

          WHEREAS, the Company, FPL, Entergy Corporation, a Delaware corporation ("Entergy"), Ranger Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Ranger Acquisition Corp.") and Ring Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Ring Acquisition Corp."), have entered into an Agreement and Plan of Merger, dated as of July 30, 2000 (the "Merger Agreement"), pursuant to which Ranger Acquisition Corp. and Ring Acquisition Corp. will merge with and into Ranger and Ring, respectively; and

          WHEREAS, the Company wishes to provide for the orderly succession of the management of the Company, FPL and Entergy and their affiliates following the Effective Time (as defined in the Merger Agreement); and

          WHEREAS, the Executive is willing to commit himself to be employed by the Company as of the Effective Time on the terms and conditions herein set forth; and

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with the Company following the Effective Time.


          NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

1. General. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of the Employment Agreements subject to such changes in the Executive's position, duties, responsibilities and status as set forth in Exhibit C to the Merger Agreement (a copy of which is attached hereto). Except as provided in Exhibit C, the Employment Agreements shall continue in full force and effect without modification, except that references in the 1993 Agreement to an employment agreement between FPL and the Executive dated February 13, 1989 (the "1989




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Agreement") shall be deemed to be references to the 1999 Agreement which superceded the 1989 Agreement. Following the Effective Time, the Executive shall receive annual base salary and shall have incentive compensation opportunities in each case no less favorable than as in effect immediately prior to the Effective Time. Nothing herein shall be construed as affecting
(i) the Executive's rights under the Employment Agreements (including, without limitation, his rights and obligations upon termination of employment) and
(ii) the Executive's right to terminate employment for "Good Reason" (as defined in the Employment Agreements); provided, however, that if the Executive becomes entitled to severance payments under the 1999 Agreement, the amount payable to the Executive shall be offset by the amount of severance payments made to the Executive at the Effective Time pursuant to the 1999 Agreement (including any such amount which the Executive may elect to defer to a date beyond the Effective Time).

2. Assumption of FPL's Rights and Obligations. As of the Effective Time, the Company shall assume all of FPL's rights and obligations under the Employment Agreements.

3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same original.

4. Other Agreements. Except as provided herein, this Agreement supercedes any other agreements (including, but not limited to, the 1989 Agreement) or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party.

5. Effective Date. This Agreement shall be effective as of the Effective Time, and shall be null and void and of no force or effect if the parties to the Merger Agreement terminate such agreement.

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          IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.



                                                     /s/  James L. Broadhead
                                                     -----------------------
                                                           James L. Broadhead


                                                     WCB HOLDING CORP.


                                                     By  /s/  Dennis P. Coyle
                                                         ---------------------
                                                              Dennis P. Coyle


Acknowledged and Agreed to


FPL GROUP, INC.


By  /s/  Dennis P. Coyle
    --------------------------
         Dennis P. Coyle




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